EXHIBIT 3.1








                                    BYE-LAWS

                                       OF

                                 INTELSAT, LTD.









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                                TABLE OF CONTENTS


                                                                            Page

INTERPRETATION.................................................................1
         1.       Interpretation...............................................1

CERTAIN CORPORATE OBJECTIVES...................................................5
         2.       Public Service Obligation of the Company.....................5

BOARD OF DIRECTORS.............................................................6
         3.       Board of Directors...........................................6
         4.       Management of the Company....................................6
         5.       Power to appoint chief executive officer.....................7
         6.       Power to appoint manager.....................................7
         7.       Power to authorise specific actions..........................7
         8.       Power to appoint attorney....................................7
         9.       Power to delegate to a committee.............................7
         10.      Distributor Advisory Committee...............................8
         11.      Power to appoint and dismiss employees.......................8
         12.      Power to borrow and charge property..........................8
         13.      Exercise of power to purchase shares of the Company..........8
         14.      Election of Directors........................................8
         15.      Defects in appointment of Directors.........................10
         16.      Removal of Directors........................................10
         17.      Vacancies on the Board......................................11
         18.      Notice of meetings of the Board.............................12
         19.      Quorum at meetings of the Board.............................12
         20.      Meetings of the Board.......................................12
         21.      Unanimous written resolutions...............................13
         22.      Contracts and disclosure of Directors' interests............13
         23.      Remuneration of Directors...................................14

OFFICERS......................................................................14
         24.      Officers of the Company.....................................14
         25.      Appointment of Officers.....................................14
         26.      Remuneration of Officers....................................15
         27.      Duties of Officers..........................................15
         28.      Chairman of meetings........................................15
         29.      Register of Directors and Officers..........................15

MINUTES.......................................................................15
         30.      Obligations of Board to keep minutes........................15

INDEMNITY.....................................................................16
         31.      Indemnification of Directors and Officers of the Company....16

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         32.      Waiver of claims by Members.................................16

MEETINGS......................................................................16
         33.      Notice of annual general meeting............................16
         34.      Notice of special general meeting...........................17
         35.      Accidental omission of notice of general meeting............17
         36.      Meeting called on requisition of Members....................17
         37.      Short notice................................................17
         38.      Postponement of meetings....................................17
         39.      Quorum for general meeting..................................17
         40.      Adjournment of meetings.....................................18
         41.      Telephonic or electronic participation at meetings..........18
         42.      Written resolutions.........................................18
         43.      Reserved....................................................19
         44.      Attendance of Directors.....................................19
         45.      Voting at meetings..........................................19
         46.      Voting on show of hands.....................................20
         47.      Decision of chairman........................................20
         48.      Demand for a poll...........................................20
         49.      Seniority of joint holders voting...........................22
         50.      Instrument of proxy.........................................22
         51.      Representation of corporations at meetings..................23

SHARE CAPITAL AND SHARES......................................................23
         52.      Rights of shares............................................23
         53.      Power to issue shares.......................................23
         54.      Variation of rights; alteration of share capital; purchase of shares of the Company; limitation on share ownership.....24
         55.      Registered holder of shares.................................25
         56.      Death of a joint holder.....................................25
         57.      Share certificates..........................................26
         58.      Calls on shares.............................................26
         59.      Forfeiture of shares........................................26

REGISTER OF MEMBERS...........................................................27
         60.      Contents of Register of Members.............................27
         61.      Inspection of Register of Members...........................27
         62.      Determination of record dates...............................27

TRANSFER OF SHARES............................................................27
         63.      Instrument of transfer......................................27
         64.      Transfers by joint holders..................................28

TRANSMISSION OF SHARES........................................................28
         65.      Representative of deceased Member...........................28

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         66.      Registration on death or bankruptcy.........................28

DIVIDENDS AND OTHER DISTRIBUTIONS.............................................29
         67.      Declaration of dividends by the Board.......................29
         68.      Other distributions.........................................29
         69.      Reserve fund................................................29
         70.      Deduction of amounts due to the Company.....................29

CAPITALISATION................................................................29
         71.      Issue of bonus shares.......................................29

ACCOUNTS AND FINANCIAL STATEMENTS.............................................30
         72.      Records of account..........................................30
         73.      Financial year end..........................................30
         74.      Financial statements........................................30

AUDIT.........................................................................30
         75.      Appointment of Auditor......................................30
         76.      Remuneration of Auditor.....................................30
         77.      Vacation of office of Auditor...............................31
         78.      Access to books of the Company..............................31
         79.      Report of the Auditor.......................................31

NOTICES.......................................................................31
         80.      Notices to Members of the Company...........................31
         81.      Notices to joint Members....................................32
         82.      Service and delivery of notice..............................32

SEAL OF THE COMPANY...........................................................32
         83.      The seal....................................................32
         84.      Manner in which seal is to be affixed.......................32

WINDING-UP....................................................................32
         85.      Winding-up/distribution by liquidator.......................32
         86.      Reserved....................................................33
         87.      Reserved....................................................33

ALTERATION OF BYE-LAWS........................................................33
         88.      Alteration of Bye-laws......................................33

TRANSLATION OF BYE-LAWS.......................................................33
         89.      Translation of Bye-laws.....................................33

ANNEXES, EXHIBITS, ATTACHMENTS AND SCHEDULES

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Annex A                      Initial Board Composition
Schedule - Form A            Proxy
Schedule - Form B            Notice of Liability to Forfeiture for Non-
                             Payment of Call
Schedule - Form C            Transfer of a Share or Shares
Schedule - Form D            Transfer by a Person Becoming Entitled on Death/
                             Bankruptcy of a Member

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                                 INTERPRETATION

1.    INTERPRETATION

      (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

               (a) "Act" means the Companies Act 1981 as amended from time to time;

               (b) "Affiliate" of a person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified;

               (c) "Audit Committee" means the committee, consisting of at least three Directors, responsible for assisting the Board of Directors with the oversight of the Company's internal controls, audit process and financial statements as may be provided in its charter;

               (d)       "Auditor" includes any individual or partnership;

               (e)       Reserved;

               (f) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

               (g) "Cause" means (i) a Director's conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanour charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) a Director's willful failure to perform the Director's duties to the Company; or (iii) a set of circumstances with respect to a Director that reasonably can be expected to have a material adverse effect on a governmental license, authorisation or approval, or an application therefore, of the Company that is material to the Company's business and that such Director has not resolved satisfactorily within a reasonable period of time, as determined by the Board;

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               (h)       "Company" means the company for which these Bye-laws
                         are approved and confirmed;

               (i) "Compensation Committee" means the committee, consisting of at least three Directors, responsible for reviewing compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased Member value and determining remuneration of the chief executive officer, other executive officers and the Directors of the Company as may be provided in its charter;

               (j)       "Director" means a director of the Company;

               (k)       Reserved;

               (l) "Former Signatory" means an entity that was a Signatory immediately prior to the transfer of assets from ITSO to the Company, PROVIDED THAT in the event such Former Signatory is acquired and its legal personality extinguished through a transaction that is fully commercial and legitimate, then the acquiring entity shall not be considered a Former Signatory;

               (m)       Reserved;

               (n)       Reserved;

               (o)       Reserved;

               (p)       Reserved;

               (q)       "Initial Board" has the meaning set forth in Bye-law
                         14(2);

               (r) "INTELSAT Agreement" means the Agreement Relating to the International Telecommunications Satellite Organization "INTELSAT" that entered into force in February 1973, as amended;

               (s)       Reserved;

               (t) "ITSO" means THE INTERNATIONAL TELECOMMUNICATIONS SATELLITE ORGANIZATION ("INTELSAT"), established by the INTELSAT Agreement;

               (u)       "ITU" means the International Telecommunication Union;

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               (v)       "Member" means the person registered in the Register of
                         Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

               (w)       Reserved;

               (x) "Nominating Committee" means the committee, consisting of at least three Directors, which is responsible for recommending candidates for membership to the Board and committees of the Board, overseeing matters of corporate governance and considering candidates for the Board recommended by Members as may be provided in its charter;

               (y) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

               (z) "Officer" means any person appointed by the Board to hold an office in the Company;

               (aa) "Operating Agreement" means the Operating Agreement Relating to the International Telecommunications Satellite Organization "INTELSAT" that entered into force in February 1973, as amended;

               (bb)      "Ordinary Shares" has the meaning set forth in Bye-law
                         52(1);

               (cc) "Party" means a member government for which the INTELSAT Agreement has entered into force or been provisionally applied;

               (dd)      Reserved;

               (ee) "Public Services Agreement" means the agreement, dated as of July 18, 2001, among ITSO, the Company, Intelsat Services Corporation, a company incorporated under the laws of the State of Delaware, U.S.A. (now known as Intelsat Global Service Corporation), and Intelsat LLC, a limited liability company under the laws of the State of Delaware, U.S.A., relating to certain public service arrangements;

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               (ff)      "Register of Directors and Officers" means the Register
                         of Directors and Officers of the Company referred to in these Bye-laws;

               (gg) "Register of Members" means the Register of Members of the Company referred to in these Bye-laws;

               (hh)      Reserved;

               (ii) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

               (jj)      Reserved;

               (kk)      Reserved;

               (ll) "Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary;

               (mm) "Shareholders Agreement" means the agreement, dated as of July 18, 2001, among the Company and the Shareholders (as defined therein);

               (nn) "Signatory" means a Party, or the telecommunications entity designated by a Party in accordance with the INTELSAT Agreement that was a party to the Operating Agreement prior to the transfer of assets from ITSO to the Company and for which the Operating Agreement entered into force or was provisionally applied;

               (oo)      "Subsequent Board" has the meaning set forth in Bye-law
                         14(5);

               (pp)      Reserved; and

               (qq) "Voting Shares" means all issued and outstanding Ordinary Shares.

        (2)    In these Bye-laws, where not inconsistent with the context:

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

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               (c)       words importing persons include companies, associations
                         or bodies of persons whether corporate or not;

               (d)       the word:

                        (i)       "may" shall be construed as permissive;

                        (ii)      "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

               (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, electronic mail, lithography, photography and other modes of representing words in a visible form.

               (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                          CERTAIN CORPORATE OBJECTIVES

2.   PUBLIC SERVICE OBLIGATION OF THE COMPANY

     (1) The Company shall provide international public telecommunication services on a commercial basis, in a manner consistent with the following public service obligations, which shall be deemed to have been met if the Company: (i) maintains global connectivity and coverage and serves its lifeline connectivity customers by providing the capability for any country or territory to connect with any other country or territory through the provision of capacity from at least one satellite in each of the three ocean regions: the Atlantic Ocean region (304.5(Degree) to 359(Degree) E), the Indian Ocean region (60(Degree) to 66(Degree) E), and the Pacific Ocean region (174(Degree) to 180(Degree) E) such that these satellites together provide global coverage to all ITU regions; (ii) honours its obligations under the LCO Contracts and (iii) provides non-discriminatory access to the Intelsat system. Subject only to Article 7 of the Public Services Agreement relating to force majeure events, the provision of international public telecommunications services on a commercial basis, in a manner consistent with the public service obligations, will not be deemed to be met if any country or territory which seeks or permits the services provided by the Intelsat system is denied full and complete access to all services provided by the Intelsat system on any ground other than a commercial basis.

     (2) For purposes of subparagraph (1) of this Bye-law, (i) "on a commercial basis" means in accordance with usual and customary commercial practice in the telecommunications industry; (ii) "global connectivity" means the interconnection capabilities available to the Company's users through the global

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coverage the Company provides in order to make communication possible within and between the five ITU regions defined by the Plenipotentiary Conference of the International Telecommunication Union, held in Montreux in 1965; (iii) "global coverage" means the maximum geographic coverage of the earth towards the northernmost and southernmost parallels visible from satellites deployed in geostationary orbital locations; (iv) "non-discriminatory access" means fair and equal opportunity to access the Intelsat system; (v) "LCO Contracts" shall have the meaning set forth in the Shareholders Agreement; and (vi) "Intelsat system" means the Company's space segment and satellite communications operations.

     (3) In performing its public service obligations, the Company shall be subject to applicable national law. In the event the Company reasonably believes the application of national law, or proposed changes to national law, will prevent the Company from complying with the public service obligations, the Company shall, on a commercial basis, use its best efforts to mitigate the adverse consequences of such law to the extent permitted under law.

     (4) This Bye-law 2 shall not create any right of enforcement independent of the public services obligation of the Company, which shall be enforced exclusively pursuant to the Public Services Agreement. Any claim arising out of or in connection with the Company's public service obligations may only be made by the ITSO pursuant to the Public Services Agreement.

                               BOARD OF DIRECTORS

3.    BOARD OF DIRECTORS

The business of the Company shall be managed and conducted by the Board.

4.    MANAGEMENT OF THE COMPANY

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting, subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

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5.    POWER TO APPOINT CHIEF EXECUTIVE OFFICER

The Board may from time to time appoint a person to the office of chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer such of the general business matters and affairs of the Company as may be delegated to such person by the Board.

6.    POWER TO APPOINT MANAGER

The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

7.    POWER TO AUTHORISE SPECIFIC ACTIONS

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

8.    POWER TO APPOINT ATTORNEY

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may deem appropriate and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may deem appropriate and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

9.    POWER TO DELEGATE TO A COMMITTEE

     (1) The Board may delegate any of its powers to a committee appointed by the Board, which shall consist entirely of Directors, at least three in number, and every such committee shall conform to such directions as the Board shall impose on it. Without limiting the generality of the foregoing, the Board shall appoint a Nominating Committee, a Compensation Committee and an Audit Committee. If any stock exchange on which the Company's shares are listed or proposed to be listed for trading requires a certain number of Directors on any particular committee or requires the Directors on a particular committee to meet the independence standards of that exchange, the Board may specify the

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number of Directors on any such committee, including the number of Directors required to meet those independence standards.

     (2) Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of the committee's business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorised number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bye-laws.

10.   DISTRIBUTOR ADVISORY COMMITTEE

          In order to maintain a forum for interaction with its customers and to elicit their concerns, opinions and recommendations with respect to technical, operational and service provision matters, the Board shall, consistent with applicable law, form an advisory panel to be formally known as the "Distributor Advisory Committee" composed of representatives of the Company's distributors.

11.   POWER TO APPOINT AND DISMISS EMPLOYEES

The Board may appoint, suspend or remove any manager, officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

12.   POWER TO BORROW AND CHARGE PROPERTY

The Board may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

13.   EXERCISE OF POWER TO PURCHASE SHARES OF THE COMPANY

The Board may exercise all of the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

14.   ELECTION OF DIRECTORS

     (1)  The Board shall consist of not less than 9 nor more than 13 Directors.

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     (2)  The initial board after adoption of these Bye-laws ("Initial Board")
shall consist of the 9 Directors set forth in Annex A of these Bye-laws; PROVIDED THAT for so long as Zeus Holdings Limited, a company incorporated under the laws of Bermuda ("Zeus"), owns a majority of the outstanding voting securities of the Company, all such persons must be Designated Company Directors. A "Designated Company Director" is a person who has been selected by the shareholders of Zeus as a Designated Company Director in accordance with the Bye-Laws of Zeus.

     (3) The Board may decide to decrease its size (but not below 9) or thereafter to increase its size (but not above 13), but no such reduction or increase shall become effective unless approved by the Members; PROVIDED THAT for so long as Zeus owns a majority of the outstanding voting securities of the Company, the only persons eligible to be so elected or appointed as Directors of the Company shall be Designated Company Directors.

     (4) The term of office of the members of the Initial Board shall expire at the 2006 Annual General Meeting (as defined below), and, in each case, when their successors are elected and qualified. The Initial Board shall convene an annual general meeting in 2006 to occur as near as practicable to the first anniversary of the date of adoption of these Bye-laws (the "2006 Annual General Meeting"); PROVIDED THAT such meeting may be delayed to such date in 2006 as will permit the timely dissemination to Members of financial statements as required by the Act for the fiscal year ending 31 December 2005. The Nominating Committee shall nominate the candidates to stand for election as Directors at the 2006 Annual General Meeting; PROVIDED THAT for so long as Zeus owns a majority of the outstanding voting securities of the Company, the only persons eligible to be so elected or appointed as Directors of the Company shall be Designated Company Directors. Directors elected at the 2006 Annual General Meeting shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

     (5) Any subsequent Board elected after the Initial Board (a "Subsequent Board") shall be nominated in accordance with the provisions set forth in clause
(6) of this Bye-law 14.

     (6) The persons nominated to stand for election as Directors (other than the Initial Board) at any meeting of Members shall be selected by the Nominating Committee; PROVIDED THAT for so long as Zeus owns a majority of the outstanding voting securities of the Company, the only persons eligible to be so elected or appointed as Directors of the Company shall be Designated Company Directors. Directors elected to a Subsequent Board shall hold office for such term as the Members may determine or, in the absence of such

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determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

     (7) If any stock exchange on which the Company's shares are listed or proposed to be listed for trading requires a certain number of Directors to meet the independence standards of that exchange, the Board may specify the number of Directors required to meet those independence standards.

     (8)  Reserved.

     (9) Each Director must be able and willing to serve as a director of the Company and to meet his or her fiduciary obligations in such capacity. No Director may (i) hold a position of director, employee, officer or manager in any intergovernmental telecommunications organisation, (ii) hold a position of director, employee, officer or manager or otherwise serve as a representative of any Signatory or Former Signatory, or (iii) serve as a director in any one or more other entities if such entity(ies) are competitor(s) of ITSO or the Company and the elimination of competition by agreement between the Company and that entity(ies) would constitute a violation of the antitrust laws of the United States or the competition laws of the European Union.

15.    DEFECTS IN APPOINTMENT OF DIRECTORS

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

16.    REMOVAL OF DIRECTORS

     (1) A majority of the Board of Directors then in office may remove a Director but only through action at a meeting of the Board duly called and held, PROVIDED THAT such removal may only be for Cause and that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and the actions or omissions that may underlie a determination that such removal shall be for Cause and such notice shall be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) Except as provided in subparagraph (1) of this Bye-law, a Director cannot be removed from office.

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     (3) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled as provided in Bye-law 17.

17.   VACANCIES ON THE BOARD

     (1) The office of Director shall be vacated if the Director:

         (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

         (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (c) is or becomes of unsound mind or dies;

         (d) resigns his or her office by notice in writing to the Company; or

         (e) ceases to meet the qualifications of the directorship such Director is filling.

     (2) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification, removal or resignation of any Director; PROVIDED THAT for so long as Zeus owns a majority of the outstanding voting securities of the Company, any vacancy on the Board of Directors occurring as the result of the death, disability, disqualification, removal or resignation of a Director may only be filled with another Designated Company Director. If the vacancy occurs while the Initial Board remains in office the Board shall, as promptly as practicable, fill such vacancy and the Director so elected to fill such vacancy shall satisfy the same independence or other criteria, including being a Designated Company Director, as the individual whose directorship such Director is filling. If the vacancy occurs after the term of the Initial Board, the Board shall, as promptly as practicable, fill such vacancy and the Director elected to fill such vacancy shall be an individual who is another Designated Company Director. Any Director appointed by the Board to fill a vacancy shall serve for a term that expires at the time the term of the Director being replaced would have expired. The individual appointed to fill a vacancy under this Bye-law 17 shall be a person nominated for such position by the Nominating Committee. Notwithstanding anything herein to the contrary, only an individual nominated by the Nominating Committee shall be eligible to be appointed to fill a vacancy pursuant to this Bye-law 17.

     (3) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below two, the continuing Director may

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act for the purpose of (i) summoning a general meeting of the Company or (ii)
preserving the assets of the Company.

18.   NOTICE OF MEETINGS OF THE BOARD

     (1) The chairman of the Board, if any, or any two Directors may, and the Secretary on the requisition of such person or persons shall, at any time summon a meeting of the Board.

     (2) At least 30 days' notice of a regularly-scheduled meeting of the Board shall be given. In the normal course, at least 10 days' notice of a special meeting of the Board shall be given. If the person(s) calling a special meeting specifies in the notice that the special meeting is being called to deal with an emergency, an urgent business development or other exigent circumstances, the meeting so called may be called on two days' notice. In the event the Board adjourns a meeting, unless such meeting is adjourned to a specific date and time, fresh notice of the resumption of the adjourned meeting shall be given to each Director in accordance with the provisions of these Bye-laws.

     (3) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by any two of the following modes of communication: mail, courier service, cable, telex, telecopier, facsimile, internet, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

     (4) Any defect in notice of meeting with respect to a particular Director shall be deemed waived by the participation of such Director in the meeting of the Board.

19.   QUORUM AT MEETINGS OF THE BOARD

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the entire Board at the time of the meeting, which majority shall include a majority of Directors who are also Designated Company Directors. Directors participating in any meeting of the Board by means of telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously shall constitute presence in person at such meeting for quorum purposes.

20.   MEETINGS OF THE BOARD

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

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     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) Except as otherwise provided in these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried only if such resolution receives the affirmative vote of at least three-fourths of the total number of Directors, assuming no vacancies. For the purposes of calculating the three-fourths vote required pursuant to this Bye-law, if the total number of directors is not divisible by 4, the three-fourths vote required shall be the product of the total number of directors multiplied by three-fourths and rounded down to the nearest whole number. By way of example, if the Board consists of 9 directors, then a resolution put to the vote at a meeting of the Board shall be carried only if such resolution receives the affirmative vote of 6 directors.

     (4) Directors may not appoint proxies to represent them or vote in their stead at any meeting of the Board.

     (5) Each meeting of the Board shall be held in a jurisdiction that is outside of the United States and the United Kingdom (it being understood that meetings may be held in Bermuda). For purposes of determining the jurisdiction in which a meeting of the Board is held, such jurisdiction shall be the jurisdiction in which the largest number of the Directors are physically present, and if there is no such single jurisdiction, the meeting shall be deemed to be held in Bermuda.

21.   UNANIMOUS WRITTEN RESOLUTIONS

A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

22.   CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.   REMUNERATION OF DIRECTORS

The remuneration (if any) of the Directors shall be determined by the Compensation Committee and shall be deemed to accrue from day to day. The Directors shall also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. Actual payment of the remuneration to which a Director is entitled must be paid by the Company by check or wire transfer to a properly designated bank account outside Bermuda.

                                    OFFICERS

24.   OFFICERS OF THE COMPANY

The Officers of the Company shall consist of a Chairman, a Deputy Chairman, a Chief Executive Officer, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Except for the Chairman and Deputy Chairman who are nominally deemed Officers of the Company under the Act, the Board shall not appoint as an Officer or manager any person who (i) is an officer or manager of any Signatory or Former Signatory, (ii) has any direct financial interest in or financial relationship with any Signatory or Former Signatory (unless such interest is managed through a blind trust or similar mechanism), or (iii) holds such position in any intergovernmental organisation.

25.   APPOINTMENT OF OFFICERS

     (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a Chairman and a Deputy Chairman each of whom shall be Directors but shall not have any management or executive responsibilities with the Company.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.   REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may from time to time determine.

27.   DUTIES OF OFFICERS

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.   CHAIRMAN OF MEETINGS

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and in his absence the Deputy Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.   REGISTER OF DIRECTORS AND OFFICERS

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

30.   OBLIGATIONS OF BOARD TO KEEP MINUTES

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

               (a)       of all elections and appointments of Officers;

               (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

               (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

31.   INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 31 and 32, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless to the fullest extent permitted by law out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

32.   WAIVER OF CLAIMS BY MEMBERS

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

33.   NOTICE OF ANNUAL GENERAL MEETING

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least thirty days' (but not more than sixty days') notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

34.   NOTICE OF SPECIAL GENERAL MEETING

The Chairman, the Deputy Chairman or the Board may convene a special general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than fourteen days' (and not more than sixty days') notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

35.   ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.   MEETING CALLED ON REQUISITION OF MEMBERS

To the extent required by Section 74 of the Act, the Board shall, on requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company in accordance with the requirements of the Act.

37.   SHORT NOTICE

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

38.   POSTPONEMENT OF MEETINGS

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws), PROVIDED THAT notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.   QUORUM FOR GENERAL MEETING

At any general meeting of the Company at least two persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED THAT if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

40.   ADJOURNMENT OF MEETINGS

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.   TELEPHONIC OR ELECTRONIC PARTICIPATION AT MEETINGS

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously. In order to conduct an orderly meeting as well as to maintain the integrity of such meeting, the officers of the Company and the chairman of the general meeting shall, from time to time, prescribe certain procedures for persons participating telephonically, electronically or by means of such other communications facilities. Such procedures shall include password protected access, verification of the identity of the participant, written confirmation of any vote (whether such vote was taken by a show of hands or by a poll) and the timing of verification and confirmation processes. In advance of each general meeting, the Company shall notify Members of the specific procedures that will be applicable to such meeting. Members who participate telephonically, electronically or by means of such other communications facilities shall not be included in determining whether a quorum is present at the meeting.

42.   WRITTEN RESOLUTIONS

     (1) Subject to subparagraph (6) of this Bye-law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by a unanimous resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, signed on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, may be signed on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, signed on behalf of, the last Member to sign, and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to:

               (a) a resolution passed pursuant to Section 89(5) of the Act; or

               (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

43.   RESERVED

44.   ATTENDANCE OF DIRECTORS

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

45.   VOTING AT MEETINGS

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) Notwithstanding subparagraph (1) of this Bye-law, until the later to occur of the date twelve (12) years after date of the adoption of these Bye-laws and the date the Public Service Agreement ceases to be in effect, no amendment to or waiver of Bye-law 2 shall be effective without the approval at an annual or special general meeting of Members representing not less than 100% of the voting power of all voting shares issued and outstanding.

     (3) Reserved.

     (4) Reserved.

     (5) Reserved.

     (6) Reserved.

     (7) A Member shall be entitled to vote at any general meeting only with respect to shares held by such Member on which such Member has paid all due calls.

46.   VOTING ON SHOW OF HANDS

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, (a) every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand and (b) every Member participating telephonically, electronically or by means of such other communications facilities as may be permitted pursuant to Bye-law 41, shall be entitled to one vote and shall cast such vote following the procedures specified by the chairman of the meeting.

47.   DECISION OF CHAIRMAN

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, in accordance with the voting procedures set forth in Bye-law 46, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

48.   DEMAND FOR A POLL

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

               (a)       the chairman of such meeting; or

               (b) at least three Members present in person or represented by proxy; or

               (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

               (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

The chairman of such meeting shall require a poll with respect to any action as to which these Bye-laws require approval by not less than a specified percentage of the voting power of all outstanding Ordinary Shares.

For purposes of the foregoing subparagraphs (1)(b), (c) and (d), a Member who participates telephonically, electronically or by means of such other communications facilities as may be permitted pursuant to Bye-law 41 shall be deemed to be present in person.

     (2) In connection with an election of Directors by the Members to any Subsequent Board, a person shall be entitled to cast a number of votes equal to the product of (a) the number of shares of which such person is the registered owner on the record date established by the Board for such meeting or for which such person holds a valid proxy from the registered owner on such record date and (b) the number of Directors to be elected at such meeting. Such person may cast all or any portion of such total number of votes for any one or more candidates for election to the Board of Directors.

     (3) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws (including Bye-law 48(2) with respect to the election of Directors), every person present at such meeting shall have one vote for each share of which such person is the registered owner on the record date established by the Board for such meeting or for which such person holds a valid proxy from the registered owner on such record date and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law or, in the case of a general meeting at which one or more Members are participating telephonically, electronically or by means of such other communications facilities as may be permitted by Bye-law 41, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (4) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time at such meeting as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (5) Where a vote is taken by poll, each person (a) present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote and such ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy and (b) participating telephonically, electronically or by means of such other communications facilities as may be permitted pursuant to Bye-law 41 and entitled to vote shall follow the procedures determined by the chairman of the meeting to record his or her vote, having regard to the nature of the question on which the vote is taken. At the conclusion of the poll, the ballot papers and submissions by holders participating telephonically, electronically or by means of such other communications facilities shall be examined and counted by a committee of not less than two persons appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

49.   SENIORITY OF JOINT HOLDERS VOTING

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50.   INSTRUMENT OF PROXY

The instrument appointing a proxy shall be (a) in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto (or such other form as the chairman of the general meeting shall accept), under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney or (b) in electronic format, with specifications as to form and procedures relating to acknowledgement, execution and delivery as shall be determined by the Company. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51.   REPRESENTATION OF CORPORATIONS AT MEETINGS

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative(s) at any meeting of the Members and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person or persons represent as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person or persons to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

52.   RIGHTS OF SHARES

     (1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company as at the date of adoption of these Bye-laws shall be divided into 216,666,666 2/3 ordinary shares of par value U.S.$3.00 each (the "Ordinary Shares").

     (2) The holders of the Ordinary Shares shall, subject to the provisions of these Bye-laws:

               (a)       be entitled to one vote per share;

               (b) be entitled to such dividends as the Board may from time to time declare;

               (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

               (d) generally be entitled to enjoy all of the rights attaching to shares.

     (3) Reserved.

53.   POWER TO ISSUE SHARES

     (1) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued Ordinary Shares of the Company on such terms and conditions as it may determine.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

     (4) The Company may from time to time do any one or more of the following things:

               (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

               (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

               (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

               (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

     (5) Reserved.

54. VARIATION OF RIGHTS; ALTERATION OF SHARE CAPITAL; PURCHASE OF SHARES OF THE COMPANY; LIMITATION ON SHARE OWNERSHIP

     (1) Subject to the provisions of Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking PARI PASSU therewith.

     (3) The Company may from time to time if authorised by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

     (5) Reserved.

55.   REGISTERED HOLDER OF SHARES

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

56.  DEATH OF A JOINT HOLDER

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.   SHARE CERTIFICATES

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

58.   CALLS ON SHARES

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     (3) Reserved.

59.   FORFEITURE OF SHARES

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

60.   CONTENTS OF REGISTER OF MEMBERS

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

61.   INSPECTION OF REGISTER OF MEMBERS

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

62.   DETERMINATION OF RECORD DATES

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

     (1) determining the Members entitled to receive any dividend; and

     (2) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

63.   INSTRUMENT OF TRANSFER

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, PROVIDED THAT in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

64.   TRANSFERS BY JOINT HOLDERS

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

65.   REPRESENTATIVE OF DECEASED MEMBER

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66.   REGISTRATION ON DEATH OR BANKRUPTCY

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

67.   DECLARATION OF DIVIDENDS BY THE BOARD

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie, in which case the Board may fix the value for distribution in specie, of any assets.

68.   OTHER DISTRIBUTIONS

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69.   RESERVE FUND

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

70.   DEDUCTION OF AMOUNTS DUE TO THE COMPANY

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of outstanding calls on shares that are not fully paid.

                                 CAPITALISATION

71.   ISSUE OF BONUS SHARES

The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

72.   RECORDS OF ACCOUNT

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

               (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

               (b)       all sales and purchases of goods by the Company; and

               (c)       the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

73.   FINANCIAL YEAR END

The Board may determine, from time to time, by resolution, the financial year end of the Company (including as to its first financial year) and, failing such resolution, the financial year end of the Company shall be 31st December in each year.

74.   FINANCIAL STATEMENTS

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

75.   APPOINTMENT OF AUDITOR

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

76.   REMUNERATION OF AUDITOR

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

77.   VACATION OF OFFICE OF AUDITOR

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

78.   ACCESS TO BOOKS OF THE COMPANY

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

79.   REPORT OF THE AUDITOR

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

80.   NOTICES TO MEMBERS OF THE COMPANY

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

81.   NOTICES TO JOINT MEMBERS

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

82.   SERVICE AND DELIVERY OF NOTICE

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method, as the case may be.

                               SEAL OF THE COMPANY

83.   THE SEAL

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

84.   MANNER IN WHICH SEAL IS TO BE AFFIXED

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, PROVIDED THAT any Director, Officer or Resident Representative may affix the seal of the Company attested by such Director's, Officer's or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

85.   WINDING-UP/DISTRIBUTION BY LIQUIDATOR

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

86.   Reserved.

87.   Reserved.

                             ALTERATION OF BYE-LAWS

88.   ALTERATION OF BYE-LAWS

Except where these Bye-laws require a higher vote to amend a particular provision of these Bye-laws, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by the affirmative votes of a majority of the votes cast by the Members.

                             TRANSLATION OF BYE-LAWS

89.   TRANSLATION OF BYE-LAWS

The Company may translate these Bye-laws into Spanish or French, PROVIDED THAT in the event of a conflict of interpretation between the translation and the English version of these Bye-laws, the English version shall be determinative.

                                     ANNEX A

INITIAL BOARD COMPOSITION

The Company's initial Board after adoption of these Bye-laws (the "Initial Board") shall consist of the following nine (9) Directors:

James Perry
Douglas Grissom
Andrew Africk
Aaron Stone
Andrew Sillitoe
Alan Peyrat
Allen Haight
Ian Sellars
Conny Kullman

                         SCHEDULE - FORM A (BYE-LAW 50)

                             .......................

                             .......................

                                    P R O X Y

I/We

of

the holder(s) of             share(s) in the above-named company hereby appoint
................................or failing him/her.............................or or failing him/her......................as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the [ ] day of [ ], [ ], and at any adjournment thereof.





         Dated this [          ] day of [        ], [        ]





         *GIVEN under the seal of the Company

         [*Signed by the above-named]

         ....................................



         ....................................

         Witness


                             *DELETE AS APPLICABLE.

                         SCHEDULE - FORM B (BYE-LAW 59)

            NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of
........., 20.. last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the ......
day of ........., 20.. last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .......... per annum computed from the said ....... day of
.........., 20... last, on or before the ....... day of ........., 20... next at the place of business of the Company the share(s) will be liable to be forfeited.




Dated this ....... day of .............., 20...




[Signature of Secretary]

By order of the Board

                         SCHEDULE - FORM C (BYE-LAW 63)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE...............................................................[amount]

.....................................................................[transferor]

hereby sell assign and transfer unto................................[transferee]

of ....................................................................[address]

...............................................................[number of shares]

shares of .....................................................[name of Company]

Dated .............................

--------------------------------------------------------------------------------

                                                     ...........................
                                                     (Transferor)

In the presence of:

......................................................

                    (Witness)

                                                     ...........................
                                                     (Transferee)

In the presence of:

......................................................

                    (Witness)
--------------------------------------------------------------------------------

                         SCHEDULE - FORM D (BYE-LAW 66)

                          TRANSFER BY A PERSON BECOMING
                    ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ....... day of .........., 20...



Signed by the above-named               )

[person or persons entitled]            )

in the presence of:                     )



Signed by the above-named               )

[transferee]                            )

in the presence of:                     )

                  AMENDMENT TO THE BYE-LAWS OF INTELSAT, LTD.


1. Bye-Law 25(1) is amended by deleting the words: "but shall not have any management or executive responsibilities with the Company" appearing therein. Bye-Law 25(1) now reads in its entirety as follows: "The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a Chairman and a Deputy Chairman each of whom shall be Directors."